Exhibit 99.1

Modivcare Successfully Completes Financial Restructuring, Reducing Debt by More Than 85%

Emerges with a stronger capital structure, well-positioned to continue meeting the critical needs of members

DENVER, CO, December 29, 2025, (BusinessWire) – Modivcare Inc. (the “Company” or “Modivcare”) (OTCMKTS: MODVQ), a technology-enabled healthcare services company providing a platform of integrated supportive care solutions focused on improving health outcomes, today announced the completion of its financial restructuring process and emergence from Chapter 11 protection.

Modivcare achieved the objectives it set for this process, including meaningfully reducing funded debt by $1.1 billion—more than 85% of prior funded debt—and successfully adding $100 million in new capital. The Company has also reduced its annual cash interest expense, and is emerging with a stronger balance sheet, improved liquidity and increased financial flexibility. Modivcare continued to operate in the ordinary course of business throughout the restructuring process, with no interruption to services for clients, members, providers or partners.

“This marks Day One of a stronger Modivcare,” said Heath Sampson, Chief Executive Officer and President of Modivcare. “We took deliberate action to strengthen our financial foundation so we could focus fully on what matters most: delivering reliable access to care at scale and investing in the capabilities our clients need for the future. We emerge with greater stability, a clear strategy and the ability to invest more aggressively in technology, analytics and service excellence.”

Modivcare emerges from Chapter 11 protection as a privately-owned company, under the ownership of a group of seasoned investors who are committed to its success.

“We have always believed in Modivcare’s leadership position,” said a representative of the investor group. “This restructuring strengthens the Company’s ability to invest at scale in the technology, data, and operational capabilities that matter most to clients. Modivcare is well positioned to extend its leadership and continue delivering essential care in more efficient and innovative ways.”

The Company is proud to welcome new directors whose significant financial and strategic investments in Modivcare will help shape its future, alongside the continued guidance of many of its experienced Board members.

Additional Information

For more information about the Company’s Chapter 11 case, including claims information, please visit veritaglobal.net/Modivcare or contact Verita, the Company’s noticing and claims agent, at +1 (888) 733-1521 for U.S. and Canada or +1 (310) 751-2636 for international.

Modivcare is advised by Latham & Watkins LLP, Hunton Andrews Kurth LLP, Moelis & Company LLC, and FTI Consulting.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended,” “expected,” “estimates,” “will,” and “anticipates,” and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements include statements regarding the Company’s expectation about its ability to continue operating its business, fulfill its mission, make payments and meet obligations. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K, and in its subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. The Company’s value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and remote patient monitoring solutions (RPM). To learn more about Modivcare, please visit www.modivcare.com.

Media Contact

Vanessa Humes / Brooke Anthone

Media.inquiry@modivcare.com

IR Contact

Verita

www.veritaglobal.net/Modivcare/Inquiry

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